Exhibit F
PAGE No. 337. FIRST COPY. TRANSCRIPTION IN THE BOOK OF NOTARIAL RECORDS. “TELEFÓNICA DE ARGENTINA S.A.” DEED NUMBER 161. In the City of Buenos Aires, Capital of the Argentine Republic, on this 13 July 2009, at Avenida Ingeniero Huergo number 723, 3rd Floor, where I appeared at the request of the appearing party, before me, the authorizing Escribano Público (Civil Law Notary), THERE APPEARED: Pablo Luis LLAURO, Argentine, married, of age, bearer of National Identity Document No. 17.499.588, domiciled at Avenida Ingeniero Huergo No. 723, 3rd Floor, in this City, personally known to me, who ACTS in the name and on behalf, and in his capacity as attorney-in-fact for the company “TELEFÓNICA DE ARGENTINA S.A.”, whose legal capacity to act as such is evidenced by the General Power of Attorney to perform administrative and judicial acts granted under public deed number 324, on 7 October 2008, recorded on page 1020 of the Register 1058 in this City, the original First Copy of which I have had before me and the photocopy of which is annexed to page 334 of such Register, Protocol of this year. Such attorney-in-fact stated that the power of attorney mentioned above was in full force and effect without any modifications and restrictions. And the appearing party in the capacity mentioned and evidenced ut supra, STATED as follows: That he requested me, the authorizing Escribano Público (Civil Law Notary), to transcribe in the Book of Notarial Records the entire Minutes of the Meeting of the Board of Directors number 192, dated 7 July 2009, annexed to pages 126 to 129, inclusive of the Register Book of Minutes of the Meetings of the Board of Directors, duly authorized and signed by the Inspección General de Justicia (Superintendence Bureau of Corporation) on 16 May 2008, under number 37261-08; which in its respective Book I have had before me for the execution hereof and the text of which reads as follows: “TELEFÓNICA DE ARGENTINA, MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS No. 192. In the City of Buenos Aires, on this 7 July 2009 at 11.00 a.m., the undersigned Directors of Telefónica de Argentina S.A. (“TASA” or the “Company”) held a meeting at the corporate premises located at Avenida Ingeniero Huergo 723, ground floor. Such meeting, which had been duly called, was chaired by Eduardo Fernando Caride. Mr. Jaime Urquijo Chacón attended the meeting via telephone conference as provided for in section 10 of the corporate bylaws. The members of the Comisión Fiscalizadora were also present thereat and signed these minutes. Mr. Caride stated that the Directors Francisco Javier de Paz Mancho and José Fernando de Almansa would neither participate in the discussions nor vote thereat because they were at the same time, members of the Consejo de Administración (Board of Directors) of Telefónica, S.A. This meeting of the Board of Directors would be validly held with the attendance of the necessary quorum. Mr. Caride submitted the first item of the Agenda to the consideration of the attendees: 1. Declaration of Acquisition of Residual Equity Interest issued by Telefónica S.A. Opinion on the price set by the latter. Mr. Caride, who recalled to the attendees that last 23 June 2009, Telefónica, S.A. (“TSA”) issued the Unilateral Declaration of Intention to Acquire 100% of the Remaining Capital Stock held by the Minority Shareholders of Telefónica de Argentina S.A. under the terms established in Executive Order No. 677/01, setting a price of ARS1 for each of the 126,001,784 outstanding shares of the Company. Moreover, the Chairman also recalled that the Board of Directors had decided to request MBA Lazard Banco de Inversiones S.A. (hereinafter referred to as “MBA Lazard”) to give its opinion, as independent valuation expert, on the fairness of the price set by TSA. Mr. Caride further stated that, as it was fully known by the attendees, in compliance with the provisions of Section 32 of Executive Order No. 677/01, the Board of Directors of the Company had to pronounce on the price set by TSA and to give its opinion on the fairness thereof. In order to accomplish such purpose, the report containing the opinion developed by MBA Lazard dated 6 July 2009, which was submitted by some officers of such company before this meeting, was reproduced and distributed among the attendees in advance of this meeting. In such report, MBA Lazard stated that, in order to comply with the task entrusted to it, it employed various different methods. Based on the result of the value determination made by MBA Lazard, such company understood that the price set by TSA was fair from a financial viewpoint, after having weighed the criteria specified in section 32, subsection d) of such Executive Order No. 677/01. The Chairman then summarized the result of the conversations held regarding such matter with the finance department of the Company. As a consequence thereof, and after a long discussion on this matter, the Chairman moved for the members of the Board of Directors to render their opinion on the fairness of the price set by TSA. Notwithstanding the foregoing, the Chairman highlighted that it was worth bearing in mind that such opinion was merely one of the elements, among others, that the minority shareholder should take into account. Then, the Chairman moved for the Board of Directors to render the opinion requested by the Rules of the CNV (Argentine Securities and Exchange Commission) as follows: “The members of the Board of Directors have hired the services of MBA LAZARD BANCO DE INVERSIONES S.A. in order that such independent valuation expert render an opinion on the fairness of the purchase price set by Telefónica, S.A. Pursuant to such opinion, the price offered is fair from a financial viewpoint. The members of the Board of Directors shared such opinion and therefore, considered that the price set by Telefónica, S.A. in its Unilateral Declaration of Intention to Acquire the Residual Equity Interest is fair. Notwithstanding the foregoing, the opinion of the members of the Board of Directors should be construed as one factor, among several, that the shareholders of the Company referred to in such Declaration should take into account.” Upon motion duly made, it was submitted to the vote of the attendees after placing on record that there was no conflict of interests among TASA’s directors who were present and TSA’s directors and that, therefore, none of the attendees had to abstain from voting. Such motion was unanimously approved. With regard to the other provisions set forth in chapter XXVII of the Rules of the Comisión Nacional de Valores (Argentine Securities and Exchange Commission) introduced by Resolución General (General Resolution) No. 401/02, regarding the obligations inherent in the Board of Directors of the Company, Mr. Caride stated that: (a) there was no agreement whatsoever between TSA and the Company, nor between TSA and the members of the administrative body of this Company, under the terms set forth in section 36 of such chapter; (b) there was no decision already taken or threatened or that could be expected to be reasonably taken in the future, in compliance with the provisions of section 3), subsection c.2), chapter XXVII of the Rules of the Comisión Nacional de Valores (Argentine Securities and Exchange Commission) that, at the discretion of the Board of Directors, is relevant to determine the price per share of the Company; (c) neither the members of the Board of Directors of the Company nor the frontline managers of TASA are shareholders of the Company, therefore, none of them will take part in the underlying transaction. Therefore, Mr. Caride moved for the text of the opinion to be rendered by the members of the Board of Directors to include the foregoing statement, and he suggested that it be done in the following terms, which shall appear after the one previously approved at this meeting: “... The Board of Directors, in its turn, reports that there is no decision already taken or threatened or that, at its discretion, may be relevant to determine the price per share of the Company and that, on the other hand, the Directors and frontline managers of the Company are shareholders of the latter, by reason of which they will not take part in the acquisition transaction projected by Telefónica, S.A. This opinion is rendered in compliance with the provisions set forth in section 32 of Executive Order No. 677/01”. The second item of the Agenda was considered next: 2. “Directors’ rapporteurs”. As there were no other interventions of the Directors and pursuant to the provisions set forth in section 10 of the corporate bylaws, the members of the Supervisory Committee present placed on record that the decisions were adopted in compliance therewith. There being no further business to transact, the meeting was adjourned at 12:30 p.m.”. I attest THE FOREGOING IS A FAITHFUL COPY. I further attest that the appearing party requests me to issue a First Certified Copy hereof. LEGAL CAPACITY: The Authorizing Civil Law Notary hereby acknowledged that the company was registered with the Inspección General de Justicia on 13 July 1990, under number 4535, in Book 108, Volume A, of Sociedades Anónimas (Stock Companies). The principal place of business of the Company is located at Avenida Ingeniero Huergo No. 723, Ground Floor, in this City and is registered under C.U.I.T. (taxpayer’s registration number) 30-63945397-5. Once these presents have been read to the appearing party, he signs them before me, I attest. Pablo Luis LLAURO. Before me. Juan José MERINO. There is my seal. THIS IS A TRUE COPY of the original deed recorded by me, on page 337 of the Register 479 in my charge. I hereby issue this First Certified Copy for the COMPANY in four stamped sheets of notarial paper correlatively numbered from N 010999786 to N 010999788, which I sealed and signed in the City of Buenos Aires on 13 July 2009.